Exhibit 99.1

Dated October 30, 2018

JOINT VENTURE AGREEMENT

by and between

NUUNLIMITED LIMITED

and

HPIL HOLDING

TABLE OF CONTENTS

1.	Definitions	4

2.	Formation of JVC	5

3.	Business of JVC	5

4.	Share Capital	6

5.	Transfer of Shares to third Parties	7

6.	Board of Directors and Management of the Company	8

7.	Board Meetings and Shareholder’s Meeting	12

8.	Strategic Plans and Budgets	13

9.	Dividends	13

10.	Financial Year Auditors and Audit	14

11.	Accounts, Records, Reports and Inspection	14

12.	Performance and Responsibilities	15

13.	Confidentiality	16

14.	Termination	18

15.	Deadlock	19

16.	Consequences of Termination	20

17.	Damages.	21

18.	Force Majeure	21

19.	Applicable law, Interpretation, Amendment & Supplementation of the Agreement	22

20.	Settlement of Disputes	22

21.	Communication	23

22.	Miscellaneous	24

23.	Assignment	24

24.	Headings	24

25.	Modifications	24

26.	Waiver	24

27.	Independent Parties	25

28.	Representation and Authority	25

29.	Counter Parts	25

30.	Additional Documents	25

31.	Entire Agreement	25

32.	Conditions Precedent	26

Appendix 1. License Agreement		28

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (hereinafter referred to as “Agreement’) made and entered into at Sanford, Michigan this 30th day of October 2018.

BETWEEN

NUUNLIMITED LIMITED incorporated and registered in England and Wales with company number 11074352 whose registered office is at The Tower, Daltongate Business Centre, Ulverston, Cumbria LA12 7AJ, England (hereinafter referred to as “NUL” which expression shall mean and include its successors and permitted assigns),

AND

HPIL HOLDING incorporated and registered in the State of Nevada, United States of America whose registered office is at 2014 North Saginaw Road, Suite 117, Midland, Michigan 48640, USA (hereinafter referred to as “HPIL” which expressions shall mean and include its successors and permitted assigns)

AND

________________TBA a limited liability company to be formed in the State of Wyoming whose registered office in Wyoming at ___________________ (hereinafter referred to as “JVC” which expression shall mean and include its successors and permitted assigns)

WITNESSETH:

WHEREAS, NUL has developed and owns and has the right to grant licenses for the industrial designs and Intellectual Property Rights for the Licensed Products (as defined in the License Agreement attached as Appendix).

WHEREAS, HPIL is an established worldwide diversified holding company focusing on investing in both private and public companies in differing business sectors.

HPIL wishes to invest as an equity investment £400,000 (four hundred thousand pound Sterling) into NUL and NUL wishes to accept HPIL’s said investment in exchange for 40 (forty) million Ordinary Shares in NUL.

HPIL and NUL have, as at the date of this Agreement, agreed to form or have already formed JVC as a limited liability company in the State of Wyoming in order to use and sell or otherwise deal in NUL’s Licensed Products and exploit NUL’s Intellectual Property Rights in the Territory comprising the United States of America and Canada under the terms of the Licence Agreement attached as an Appendix to this Joint Venture Agreement.

HPIL and NUL have had discussions to finalize the terms and conditions of the participation of HPIL and NUL in JVC, the manner in which JVC will conduct business and its day to day management and operations and wish to record in writing the said terms and conditions mutually agreed upon by and among them and matters incidental and ancillary thereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, HPIL and NUL hereto agree as follows;

ARTICLE 1. DEFINITIONS

1.	The terms stated below have the following respective meanings within this Agreement, unless the context results in a different meaning.

(a)	“Act” means the Limited Liability Company law of the State of Wyoming, as amended from time to time.

(b)	“Affiliate” shall mean with respect to HPIL or NUL, any entity (other than JVC) which controls or is controlled by or is under the common control with NUL of HPIL respectively. An entity controls another when its owns or controls, directly or indirectly, more than fifty percent (50%) of the voting securities or voting interests of the said other entity or when it controls the composition of the board of directors of the said other entity.

(c)	“Board” or “Board of Directors” shall mean the board of Directors of JVC.

(d)	“Memorandum and Articles of Association” refers to the document agreed among the Parties to this Agreement which stipulates the objective, the organizational principles and the methods of internal management and administration for JVC in accordance with the principles laid down in this Agreement. This term shall refer to the Articles of Organization and the Operating Agreement of JVC as a limited liability company under the Act.

(e)	“Permitted Nominee” means any “Affiliate” of a Party who has been permitted by that Party to acquire Shares in JVC.

(f)	“Party” and “Parties” shall mean HPIL and NUL individually and collectively as the context may require.

(g)	“Joint Venture Agreement” or “This Agreement” shall mean this present Agreement and shall include any subsequent written modification and amendments thereto.

(h)	“JVC” means the Joint Venture Company to be jointly promoted by the Parties hereto in accordance with and as indicated in this Agreement.

(i)	“Shareholder” means the Member of the Wyoming limited liability company JVC.

(j)	“Shares” means the limited liability company membership interests in JVC.

ARTICLE 2. FORMATION OF JVC

2.1	JVC will be formed as a limited liability company with the name of _________________ or such other name as may be mutually agreed and approved by the regulatory authorities in State of Wyoming. The registered office of JVC will be situated at such place as shall be mutually agreed.

2.2	JVC will be a limited liability company in accordance with the laws of the State of Wyoming. The liability of the Shareholder in JVC will be limited to their respective investments on this issued and paid-up capital.

2.3	The Memorandum and Articles of Association of JVC shall reflect the terms of this Agreement and be in such form as may be agreed among the Parties. It is agreed that as among the Parties this Agreement shall prevail and have an overriding effect, notwithstanding anything contained in the Memorandum and Articles of Association of JVC. In the event of any inconsistency between this Agreement and the Memorandum and Articles of Association of JVC, the Parties agree and confirm that this Agreement would prevail and that they would be bound by this Agreement and that they would forthwith take steps to amend the Memorandum and Articles of Association of JVC so as to remove such inconsistency.

ARTICLE 3. BUSINESS OF JVC

3.1	JVC shall:

(1.a)	carry on the business of using and selling or otherwise dealing in the Licensed Products and exploiting NUL’s Intellectual Property Rights in the Territory comprising the United States of America and Canada

(1.b)	operate efficiently and economically

(1.c)	attain maximum competitive position and strive for significant market share in the Territory;

(1.d)	maximize profits and provide attractive return on investment to the Parties on an ongoing basis.

3.2	HPIL shall provide to JVC sufficient funds by way of working capital in order for JVC to successfully achieve its objectives specified in Article 3.1. Such funds shall be provided by way of a term loan which shall be repayable from the profits of JVC commencing when JVC is making profit on a monthly basis and there is sufficient likelihood that such monthly profits shall continue into the foreseeable future. No repayments shall commence until agreement is reached between the Parties as to the term of the loan and the quantum of each periodic repayment. Such working capital loans shall be fully repaid before JVC shall make any distributions.

ARTICLE 4. SHARE CAPITAL

4.1	JVC will initially have an authorized share capital of membership interests as provided below. Such authorized share capital may be in stages increased to such other amount as may be agreed between the Parties.

4.2	Such issued, subscribed and paid-up capital shall be subscribed for cash at par and paid-up and held by the Parties hereto as follows;-

(2.a)	50% (fifty percent) of the issued and paid-up equity share capital of JVC shall be subscribed and held by HPIL or its Permitted Nominee(S).

(2.b)	50% (fifty percent) of the issued and paid-up equity share capital of JVC shall be subscribed and held by NUL or its Permitted Nominee(S).

(2.c)	There shall be authorized and issued Ten Million (10,000,000) Shares constituting the equity share capital of JVC with a par value of $0.0001.

4.3	The issued, subscribed and paid-up equity share capital may by mutual agreement be increased. Such further issue of Shares shall be made to the Parties in the proportion referred to in Article 4.2 unless otherwise agreed in writing by the Parties. In the event a Party does not wish to subscribe to such further issue of share of JVC offered to it and required to finance the ongoing operation of JVC’s business, then the remaining Party shall have the right to take up such of the Shares refused to be taken up by the first Party and the first Party shall have its holding in the equity share capital of JVC diluted accordingly.

4.4	In the event of Parties’ mutual agreement to change the pattern of holding of the equity share capital of JVC to enable JVC to offer Shares to the public or any other strategic investor, the respective shareholding of the Parties shall be changed in such proportion as the Parties may decide so however that the holding of NUL shall be not less than 50% and that of HPIL shall be not less than 50% of the paid-up equity capital of JVC not so offered. Such change in the shareholding pattern may be effected only on the terms and conditions which may be mutually agreed in writing among the Parties.

ARTICLE 5. TRANSFER OF SHARES TO THIRD PARTIES

5.1	Any Party or Permitted Nominee (Selling Shareholder) shall not be entitled to transfer/sell any of the Shares held by it in JVC except in accordance with the provisions of this Article;

(1.a)	If any Party or its respective Permitted Nominee (hereinafter referred to as “Offeror”) desires to transfer any or all of its Shares in JVC to any person or entity, it shall offer such Shares in writing in the first instance to the other Party hereto (hereinafter referred to as “Offeree”). The Offeree shall be entitled to purchase the Shares so offered or nominate any person or entity of its choice to accept the Shares offered. Such Nominee shall be approved by the other Party hereto, provided that such approval shall not be unreasonably withheld. Sale and purchase of such Shares shall be at a Fair Price as defined hereinafter.

The Offeree shall be entitled to accept or reject such offer within a period of 90 (ninety) days from the date of receipt of the offer or within a period of 30 (thirty) days from the date of fixation of Fair Price, whichever is later. If the Offeree or its Nominee does not convey its acceptance in writing to the Offeror within such period, the offer shall be deemed to have been rejected by the Offeree.

Only if such offer is first rejected or is deemed to have been rejected by the Offeree, the Offeror shall be entitled to sell the Shares to any third party or entity at the Fair Price or at a price higher than the Fair Price (hereinafter referred to as the “Opportunity Price”), provided, however, that once the Offeror identifies such third party the Offeror shall forthwith disclose to the other Party the name of the third party and the Opportunity Price at which the Shares are proposed to be transferred.

Upon such notification by the Offeror, the Offeree once again shall have the option to either purchase the said Shares from the Offeror at the Opportunity Price or allow the Offeror to sell the said Shares to the said third party at the Opportunity Price; such option shall be exercised by the Offeree within 10 (ten) days of such notification.

Such right of the Offeror to sell the Shares to any third party shall be exercised within a period of 60 (sixty) days from the date when such offer is deemed to have been rejected.

The Offeree or its Nominee shall have a right of first refusal as aforesaid only if it and/or its Nominee agree to purchase all the Shares offered by the Offeror.

(1.b)	Notwithstanding anything herein contained where a Party exercises its right to sell the Shares to any third party consequent to the other Party’s rejecting the second offer or such second offer being deemed to have been rejected as outlined in Article (a) above, the exercise of such right will be subject to;

(1.b.i)	the third party being acceptable to the other Party

(1.b.ii)	such third party agreeing in writing as a condition precedent to the transfer of Shares to it to be bound by the terms and conditions of this Agreement as though it was a signatory to this Agreement

(1.c)	Notwithstanding anything herein contained, should any Party or its Permitted Nominee accept the offer to purchase of the other Party’s or its Permitted Nominee’s Shares but be prevented from acquiring such Shares by virtue of any Government restrictions or refusal of approval, the first Party or its Permitted Nominee shall have a right to nominate any party who is free to acquire such Shares, and agree to abide by this Agreement, provided however that the other Party to this Agreement has been consulted in this regard.

(1.d)	Notwithstanding any transfer or acquisition of Shares as contemplated in Article (a) above, the Parties shall at all times be responsible and liable to discharge all their obligations to JVC and to each other so long as they are the Shareholders in JVC.

(1.e)	Nothing contained in Article (a) above shall apply to transfer of Shares by the Party (hereinafter referred to as “”Transferor”) to its Permitted Nominee (hereinafter referred to as ”Transferee”), provided that such Nominee agrees in writing as a condition precedent to the transfer to be bound by the terms and conditions of this Agreement as though it was a signatory to this Agreement and undertakes to re-transfer the Shares to the Transferor in the event that the Transferee ceases to be the Permitted Nominee of the Transferor. Each of the Permitted Nominees holding Shares of JVC pursuant to this Article shall be deemed to be a Party to this Agreement as if originally named herein.

5.3	“Fair Price” means the price to be determined by mutual agreement of the Parties within a period of 15 (fifteen) days from the date of the offer being communicated to the other Party. In the event of an agreement not being reached, the Parties shall within a maximum period of 5 (five) days appoint their auditors/chartered accountants (of their choice) to value the Shares independently and require such valuation to be made within a maximum period of 30 (thirty) days from the date of appointment.

In the event of there being a difference in the two valuations of less than 10% (ten percent) of the higher value, then the Fair Price shall be the average of both the valuations. If the difference in both valuations is more than 10% (ten percent) of the higher value then, in that event, the aforesaid auditors/chartered accountants of the Parties shall within a period of 10 (ten) days of the later valuation mutually appoint in independent internationally reputed firm of chartered accountants to be the final valuer of the Shares. Such valuer shall determine the Fair Price as an independent valuer within a period of 30 (thirty) days of the appointment and such valuation shall be final and binding upon the Parties. The auditors/chartered accountants shall act as valuers and not as arbitrators. The valuation shall be made on the basis of JVC being a going concern and taking into account the historic results of a representative period and reasonable projections of the future.

ARTICLE 6. BOARD OF DIRECTORS AND MANAGMENT OF JVC

6.1

(1.a)	The Parties shall be jointly responsible for the management of JVC and each Party shall have the specific responsibilities as particularized in Article 12.1 of this Agreement.

(1.b)	The Board of Directors of JVC (the managing members of JVC hereinafter referred to as “Board”) shall consist of four (4) directors of whom HPIL shall be entitled to nominate/designate two (2) directors (including the Chief Executive Officer) and NUL shall be entitled to nominate/designate two (2) directors. Any increase in the strength of the Board shall be in the same proportion.

Such rights of representation on the Board shall be enjoyed by a Party as long as it holds equity Shares in the capital of JVC. All directors, except the Chief Executive Officer, shall be liable for retirement by rotation.

Nitin Amersey shall be designated as the Chairman of the Board of Directors.

6.2	For the purpose of implementing this Agreement, the Parties hereto agree and undertake that they shall, at all times, exercise their respective voting rights as Shareholders in JVC in such manner and shall ensure that their respective representatives on the Board of JVC shall so vote at the Board and shall so act so as to ensure the proper implementation and observance of the terms and provisions contained in and in the spirit of this Agreement.

6.3	HPIL or NUL shall be entitled to recommend the appointment of alternate directors in the event that directors appointed or nominated or designated by HPIL or NUL are unable to attend the meetings of the Board. The Board shall accept such recommendations and forthwith appoint these alternate directors in accordance with the Act.

The Board shall, if so required by a non-resident director, appoint a person who is already a director or an alternate director of JVC to be appointed as an alternate director for another director(s), in which event, the alternate director(s) so appointed shall have additional vote(s).

6.4	A vacancy on the Board shall be filled in as follows;

(4.a)	In the case of a director who was nominated/designated for appointment by HPIL vacating his office as a director, the person to be appointed to fill the vacancy shall be one nominated/designated by HPIL.

(4.b)	In the case of a director who was nominated/designated for appointment by NUL vacating his office as a director, the person to be appointed to fill the vacancy shall be one nominated/designated by NUL.

6.5	In the event of appointment of additional directors any Party shall have the right to nominate such directors, subject to the provisions of Article 6.1.

6.6	The cost of travel, lodging and boarding of the directors and other out of pocket expense incurred by them for attending the meetings of the Board shall be borne by JVC.

6.7	Each director shall be paid such sitting fees for attending any meeting of the Board as may be decided by the Board within the limits in this respect prescribed by the Act.

6.8	Any director shall also be entitled to receive such remuneration for service performed by him for JVC as the Board may decide and be approved by the Shareholders of JVC.

6.9	(a) Subject to Article (b) below, as long as HPIL holds Shares in the equity share capital of JVC, it shall have the right to appoint/nominate the chairman of the Board of JVC after due deliberations and extensive consultations with NUL.

(b) It is agreed and understood between the Parties that notwithstanding what is stated in Article (a) above, the first chairman of JVC shall be Nitin Amersey who shall be entitled to continue to act as the chairman of JVC, so long as HPIL or its Permitted Nominee is Shareholder in JVC.

6.10	HPIL shall have the right to appoint and nominate a Chief Executive Officer of JVC. The Chief Executive Officer shall be in charge of the day to day operations and management of JVC. The Chief Executive Officer shall be vested with substantial powers of management which he shall exercise subject to the overall superintendence, control and direction by the Board.

The Chief Executive Officer shall have the full responsibility and authority to manage the affairs of JVC within the framework of the business plan, and subject to the power required to be exercised by the Board or the Shareholders under this Agreement or the provisions of the Act.

6.11	The representation of the Parties on any committee or sub-committee of the Board shall be in the same proportion and be computed in the same manner as their representation on the Board,

6.12	All matters shall be decided by the Board of JVC by a simple majority of votes, provided that, the Board or any committee thereof (whether at its meeting or by circular resolution) or any executive/employee of JVC or any person/committee under the power delegated by the Board shall not take any decision/action on the following matters involving JVC except with the majority of directors which majority shall comprise of at least one affirmative vote of a director nominated/designated by HPIL and one affirmative vote of a director nominated designated by NUL.

(12.a)	to alter the provisions of the Memorandum and Articles of Association of JVC;

(12.b)	to issue and allot new Shares or new membership interests, debentures or any detachable warrants or coupons or other instruments which enables the holder to obtain share in JVC, transfer of Shares and such other securities (which includes transfer of Shares and such other securities amongst the Permitted Nominees and Affiliates as defined in Article 1 of this Agreement);

(12.c)	to engage in any activities other than those envisaged in this Agreement;

(12.d)	to fix remuneration of the directors;

(12.e)	to adopt accounts and reports to be laid before the members in General Meeting and decision in accounting policies of JVC;

(12.f)	to join any other company or to invest in any other company;

(12.g)	to grant loans and/or credits other than those provided for in the business plan or approved in the annual budget, to assume any liabilities, guarantees or commitments to third parties other than those approved in the business plan and in the annual budget;

(12.h)	to change the total number of directors on the Board.

(12.i)	to issue debt instruments and borrowings in excess of USD $10,000 and/or for a term of more than three months;

(12.j)	to dispose of assets other than those covered in the approved annual budget or disposal of assets exceeding USD $10,000 and purchase of assets of a value exceeding USD $10,000 and write off loans exceeding USD $10,000.

(12.k)	to declare dividends and appropriation of profits.

(12.l)	to delegate authorities to any committee of directors, Chief Executive Officer, manager, secretary or any other principal officer of JVC;

(12.m)	to appoint and remove key first level executives of JVC;

(12.n)	to approve the annual budgets including capital expenditures, strategic plans, investment plans, business development plans, financial statements and balance sheet or any deviation therefrom and to undertake expenditure beyond approved budget;

(12.o)	to offer guarantees to financial institutions/banks

(12.p)	the appointment or removal of auditors;

(12.q)	to acquire from or grant to third parties by license or otherwise patents, trademarks, technology or other intellectual/industrial property rights;

(12.r)	to enter into transactions between JVC and any of the principal Shareholders of JVC, their holding company, subsidiary or Affiliates;

(12.s)	to grant loans to directors;

(12.t)	initiation of, or an agreement to settle, any dispute, obligation, arbitration or other proceeding with any other third party, whether as petitioner/plaintiff or respondent/defendant in respect of matters having a substantial bearing on JVC’s activities;

(12.u)	to consent to a director or his relative or partner or firm or private company holding an office or place or profit in JVC;

(12.v)	to make liability of any director or manager unlimited if so authorized by the Memorandum and Articles of Association;

(12.w)	to appoint selling or purchasing agents or distributors;

(12.x)	to increase/dispose of any investment made in the equity Shares of any third party company;

(12.y)	to decide on the matter of increasing/reducing the stake in a company referred to in (x) above.

6.13	Wherever legally necessary, exercise of the powers of the Board shall be subject to the approval/consent of the Shareholders at a dully convened general meeting of the Shareholders.

6.14	Any business which required approval of the general meeting of the Shareholders by special resolution as per the law in force on the date of signing of this Agreement but might not require in future such special resolution as a result of change in law, then such business shall also be deemed to have been included in Article 6.12.

ARTICLE 7. BOARD MEETING AND SHAREHOLDERS’ MEETING

7.1	The quorum for a meeting of the Board shall be all of the total strength of the Board for the time being or four directors whichever is higher provided that, so long as HPIL and NUL are entitled to nominate/designate directors, the quorum for the Board Meetings or any meetings of committees thereof shall not be validly constituted unless at least one nominee director each of HPIL and NUL is present, unless such requirement is waived in writing by HPIL and NUL for the specific Board Meeting.

(1.a)	At least 15 clear days notice in writing along with agenda mentioning the matters to be discussed and proposed to be decided at the Board Meeting shall be given to all the directors, whether in the Territory or outside. Such notices shall be sent to the business address of each such director. All notices given shall be given to all the directors with a copy to the Parties hereto by fax or other electronic communication and confirmed in writing sent by international airmail

(1.b)	No decision at the Board Meeting on any item shall be taken which was not mentioned in the agenda of the Board Meeting unless all the directors or their alternate agree in writing otherwise.

(1.c)	Board Meetings may be convened at the shorter notice if all the directors of JVC agree in writing.

7.2	The quorum for the general meeting of the Shareholders meeting shall be two persons present in person provided that, so long as HPIL and NUL are entitled to nominate/designate directors, the quorum for the general meeting of the Shareholders shall not be validly constituted unless at least one representative each of HPIL and NUL is present at least at such meeting, unless such requirement is waived in writing by HPIL or NUL, as the case may be, for the specific general meeting of the Shareholders.

7.3	Where at a general meeting of the Shareholders any business requires approval of the Shareholders by way of a special resolution (including business which as per the law in force on the date of signing this Agreement requires approval by way of special resolution but might not require in future such special resolution as a result of change in law), such approval in order to be valid and binding on JVC would have to be by way of unanimous consent of all the Shareholders.

ARTICLE 8. STRATEGIC PLANS AND BUDGETS

8.1	The Chief Executive Officer shall, in consultation with the senior management, personally prepare a strategic plan for each succeeding five year term at least three months before the expiry of each current strategic plan. The strategic plan shall be required to be approved by the Board. If the Chief Executive Officer considers it appropriate he may prepare a separate or modified strategic plan for a 5 year period at any time during the period of subsistence of any strategic plan. Such separate or modified strategic plan shall, if approved by the Board, replace any existing strategic plan.

8.2	The Chief Executive Officer shall within the framework of the strategic plan (as approved by the Board) submit annually at least 1 month before the beginning of each financial year of JVC, a proposed annual budget of JVC to the Board for such financial year. Such annual budget shall be required to be approved by the Board.

ARTICLE 9. DIVIDENDS

9.1	Subject to the provisions of the Act, and the Memorandum and Articles of Association of JVC and having regard to the future business requirements of JVC and commercial prudence JVC for each financial year will declare the maximum possible dividend. Subject to the limits as aforesaid, the Board may declare by way of interim dividend and/or recommend to the annual general meeting of the Shareholders of JVC a dividend payment as the Board may feel expedient.

ARTICLE 10. FINANCIAL YEAR, AUDITORS AND AUDIT

10.1	Financial Year

The Parties agree that the financial year of JVC will run from January 1st to December 31st.

10.2	Auditors

The first auditor shall be appointed by the Board as being nominated by HPIL in consultation with NUL and the appointment of the auditors shall in subsequent years be made in accordance with the relevant provisions of the Act by the Shareholders of JVC based on the proposal of HPIL after consultation with NUL.

10.3	Annual Audit

An annual audit of the books of accounts, records and affairs of JVC at JVC’s expense shall be made each year immediately following the close of the financial year by JVC’s auditors. A signed copy of the report of the annual audit shall be submitted to each member of the Board.

ARTICLE 11. ACCOUNTS, RECORDS, REPORTS AND INSPECTION

11.1	Maintenance of Records

JVC will maintain separate, independent, accurate, complete, clear and satisfactory financial accounts for its business operations and shall keep records conforming to sound international practice in accordance with the State of Wyoming law requirements, which accounts shall be audited at the expense of JVC by its Auditors.

11.2	Monthly Financial Statements

The Parties shall ensure and cause JVC to deliver to the Parties monthly financial statements which shall include a profit and loss statement, cash flow statement and a balance sheet not later than the fifteenth (15) working day after the end of each month.

11.3	Inspections of Records

The Parties shall ensure that all the books and records of JVC including contracts, undertakings and all other documents executed by JVC, its directors or officers shall be open to inspection by the Parties and their authorized representatives at all reasonable times.

11.4	Special Audit

The Parties will have the right at any time to have special audit made of the books of accounts, records and affairs of JVC but any special audit shall be at the expense of the requesting Party, and if material discrepancies in any of JVC’s accounts, records or affairs are discovered as a result of such audit, the cost for such audit shall be paid for by JVC.

11.5	Access Each Party through its nominated directors or representative shall at its own expense be entitled to have:

11.5.1	reasonable access at all reasonable times to inspect and obtain copies of books, records and documents under the control of JVC.

11.5.2	reasonable access at all reasonable times to observe and inspect operations of JVC as would be allowed under applicable laws stated in Article 19.1.

ARTICLE 12. PERFORMANCE AND RESPONSIBILITIES

12.1	Operating responsibilities within JVC

Each Party shall bear responsibility for specific areas of operation under the terms of this Agreement to ensure that JVC is capable of achieving its Net Profit before tax targets as set in the approved Budget:

HPIL will be responsible for:

●	Introducing new customers to the ~Elements Platform in line with the agreed commercial terms;

●	Local sales and marketing activities within the agreed territory;

●	Contracting customers within the Territory in line with the agreed policies and contracts;

●	Supplying the information and data required to configure customer solutions as specified; and

●	Such additional responsibilities that are mutually agreed subsequently between the Parties.

NUL will be responsible for:

●	The operation and hosting of the ~Elements Platform and ensuring that it provides the agreed level of service to customers of JVC;

●	The ongoing development and improvement of the features and functions hosted and operated on the ~Elements Platform;

●	The security of the ~Elements Platform to at least the standards required within the territories and sectors covered by JVC;

●	Customer support for JVC beyond the level of agreed local support;

●	Insuring that proposals and technical solutions beyond standard and agreed solution specifications;

●	Adequate and ongoing training for HPIL staff;

●	Brand marketing and development;

●	Provision of global marketing and sales collateral; and

●	Such additional responsibilities that are mutually agreed subsequently between the Parties.

12.2	At the end of every Financial Year as defined in Article 10.1, the audited financial accounts as signed by JVC’s auditors shall be compared with the approved Budget for that year in order to measure the performance of JVC during that year.

12.3	If, in the opinion of the Board, the performance of JVC is giving cause for concern as to its future viability, the Board will immediately convene a Meeting to be held no later than 14 working days after the notification. The purpose of this Meeting will be to discuss the reasons for the poor performance and to agree on a joint strategy to remedy the situation. This joint strategy will be implemented as soon as practicable after the date of the Meeting and the Parties commit to providing any and all resources of whatever nature to ensure its success.

12.4	In the event that such a strategy as described in Article 12.3 has been implemented, the Board will notify NUL, in its capacity as Licensor, of the strategy and request that the License Agreement remain in full force and effect until such time as the Board knows whether or not the joint strategy is being/has been a success. NUL shall not unreasonably withhold its agreement to this request and will commit to whatever is required to support the joint strategy.

In order to ensure that JVC will have sufficient time to succeed with this strategy, NUL herewith confirms that it will not consider making any changes to the License Agreement without first discussing it with the Board and, in any event, not until 24 (twenty four) months have elapsed from the commencement of the joint strategy.

ARTICLE 13. CONFIDENTIALITY

13.1	Confidentiality of the information

During the subsistence of this Agreement, each Party and/or its Affiliate(s) shall receive and maintain all Confidential Information (as defined hereafter, however disclosed) in the strictest confidence.

13.2	Limit to Disclose

Each Party and/or its Affiliate(s) shall limit disclosure of any Confidential Information to those of its employees, agents, and representatives on a need-to- know basis. Either Party prior to making disclosure of any Confidential Information shall exert best efforts to cause the receiving entity(ies) to execute papers and documents to effect substantial compliance with the provisions of this Article.

13.3	Legal Obligation to Disclose

In the event that either Party and/or its Affiliate(s) or any of their employees, agents or representatives, becomes legally compelled to disclose any Confidential Information, such Party shall give sufficient notice to the other Party so as to permit such other Party to seek a timely protective order or other appropriate relief. If such order or order relief cannot be obtained, the Party being compelled to make disclosure shall only make disclosure of that which is legally required and no more.

13.4	Information in public domain.

The obligation of confidentiality in respect of Confidential Information shall not apply to Confidential Information which is now in, or hereafter comes into, the public domain otherwise than by breach of this Agreement.

13.5	Copies

Each Party and/or its Affiliate(s) shall make only such notes, sketches, drawings, photocopies or other written or photographic records relating to all Confidential Information as are absolutely necessary. All such materials shall belong to the Party and/or its Affiliates to which the Confidential Information relates and, together with all other tangible expressions of Confidential Information held by any Party and/or its Affiliates(s) shall be returned to the owner forthwith upon the termination of this Agreement.

13.6	Confidential Information.

For the purpose of this Article, “Confidential Information shall mean

13.6.1	with respect to JVC, all information (verbal or documented) relating to the business or operations of JVC, which is specifically identified by JVC at the time of the disclosure as being confidential or proprietary; and

13.6.2	with respect to any Party, all information (verbal or documented) relating to the business or operations of such Party or any of its Affiliates which is specifically identified by such Party at the time of the disclosure as being confidential or proprietary.

The term “Confidential Information” shall specifically include any tangible expression of such information, including, without limitation, photographs, plans, drawings, renderings, journals, notebooks, computer programs, samples, models, prototypes and mock-ups relating thereto, and shall further include any confidential or proprietary information owned by any other person or entity and furnished by such other person or entity pursuant to an undertaking to maintain the same in confidence.

13.7	Exceptions

Notwithstanding anything contained in this Agreement to the contrary, the restrictions covered under this Agreement for the use or disclosure of Confidential Information shall not apply to any information.

13.7.1	which is independently developed by the receiving Party and/or its Affiliate(s) or lawfully received free of restriction from another source having the right to so furnish such information; or

13.7.2	after it has become generally available to the public without breach of this Agreement by the receiving Party or any Affiliate; or

13.7.3	which at the time of disclosure to the receiving Party was known to such Party or Affiliate free of restriction so long as such prior knowledge is promptly disclosed in writing following disclosure of the information; or which the disclosing Party agrees in writing is free of such restrictions.

13.8	Inurement

Notwithstanding anything contained in this Agreement, the provisions of Article 13.1 shall continue to be applicable to and to bind the Parties, without limit in point in time except and until such information enters public domain or is covered under Article 13.7.

13.9	Continued Use

Notwithstanding anything to the contrary contained in this Article 13, in the event of termination of this Agreement by reason of any breach by a Party, the other Party shall be entitled to continue to use Confidential Information for the purpose of the activities of JVC and such use of Confidential Information shall not be deemed to be a breach of the confidentiality obligation contained in this Article 13.

ARTICLE 14. TERMINATION

14.1	Notwithstanding anything contained in this Agreement, either Party shall be entitled to terminate this Agreement in any of the following events;

Either Party shall have the right to terminate this Agreement by giving 30 (thirty) days written notice to the other Party if that other Party voluntarily or otherwise commits a material breach of any of the terms and conditions of this Agreement, provided that if the breach is remediable, the right aforesaid shall be exercisable only if the breach is not remedied within 45 (forty five) days of a written notice requiring to remedy the same;

Either Party shall be entitled to terminate this Agreement forthwith by giving a written notice to the other Party in the event of the other Party being ordered to be wound up or entering into a compromise or arrangement with its creditors as a result of its bankruptcy or if a distress execution or other process shall be effected upon or if an encumbrancer shall take possession of or a receiver shall be appointed of substantial part of the assets or property of the other Party.

Upon one Party giving notice to the other Party consequent upon the other Party or its Permitted Nominees ceasing to be a Shareholder in JVC.

Upon one Party giving notice to the other Party consequent upon a change in the ownership or control of the other Party;

Change of ownership or control in so far as a Party is concerned shall be deemed to have occurred if there is a change in the ownership of Shares in the Party which has the result of operative control being directly or indirectly exercised by any other entity other than that which presently controls the said Party.

If JVC’s activities are seriously impeded as a result of force majeure for a period of more than 6 months as mentioned in Article 18 herein below.

If any one or more of the conditions precedent set forth in Article 32 have not been fully met within 3 (three) months from the date of this Agreement or such other extended date as may be mutually decided by the Parties.

14.2	During the period that the notice of termination is given by any Party until the time the issue is resolved or termination becomes effective the members of the Board shall function as trustees for the smooth and continued operations and functions of JVC.

ARTICLE 15. DEADLOCK

15.1	The Parties and their respective Permitted Nominees expressly agree and confirm that in case of any major impasse/deadlock having arisen in the operation of JVC which pertains and is material to the further or future operation of the business of JVC, each Party shall cause their nominated directors to prepare and circulate to the other Party a memorandum or a statement setting out its position on the issue on which there is disagreement and its reasons for adopting such position. Each such memorandum or statement shall then be considered by the chairman of HPIL and NUL then holding office who shall use their best endeavors to resolve such an impasse/deadlock. Such process shall be completed within a period of 45 (forty five) days of the impasse/deadlock having arisen, unless such period is extended by mutual agreement. An impasse/deadlock arises on the date one Party receives a written communication from the other conveying the basis of such other Party coming to the conclusion of which the deadlock is and how it has arisen. Despite the aforesaid, if the panel of chairmen are unable to resolve the impasse/deadlock, then the deadlock shall be deemed to be a major impasse/deadlock and in that event, the ultimate solution of any major impasses/deadlock shall be as provided hereinafter in this Article. In the event any Party (hereinafter referred to as “Selling Party”) desires to sell its shareholding in JVC, the other Party (hereinafter referred to as “Purchasing Party”) shall have the first right to acquire it including its Permitted Nominees. It is hereby agreed that the sale and purchase of this shareholding to themselves shall be at a fair price which shall be determined in accordance with Article 5.3 of this Agreement.

15.2	In the event that the Purchasing Party has notified Selling Party in writing that it or its Permitted Nominees do not wish to purchase the entire shareholding of Selling Party including its Permitted Nominees, in that event, Selling Party shall be entitled to sell all the Shares held by it/its Permitted Nominees to a third party at a price not less than the fair price referred to in Article 15.1, provided that such a third party is acceptable to Purchasing Party and agrees in writing as a condition precedent to the transfer of Shares to it to be bound by the terms and conditions of this Agreement as though it was a signatory to this Agreement.

15.3	Once an impasse/deadlock has deemed to have arisen until such time the impasse/ deadlock is resolved, the directors of the Board shall function as trustees for the smooth and continued operation and functioning of JVC.

ARTICLE 16. CONSEQUENCES OF TERMINATION

16.1	It is expressly agreed by the Parties that in case of termination of this Agreement by any Party under Article 14.1 <other than (e) and (f)>, the Party that has not caused the Termination (hereinafter referred to as “non-Defaulting Party”) shall have the right to require the Party that has caused the Termination (hereinafter referred to as “Defaulting Party”) including its Permitted Nominees to sell their entire shareholding in JVC to the non-Defaulting Party and the Defaulting Party and/or its Permitted Nominees shall be obliged to sell their shares to the non-Defaulting Party at the price mutually agreed between the Parties failing which at the fair price determined in accordance with Article 5.3.

16.2	In the event that the non-Defaulting Party has notified the Defaulting Party in writing that they or their Permitted Nominees do not wish to purchase the entire shareholding of the Defaulting Party including its Permitted Nominees, in that event, the Defaulting Party shall be entitled to sell all the shares held by it/its Permitted Nominees to a third party at a price not less than the fair price referred to in Article 15.1, provided that such a third party is acceptable to non-Defaulting Party and agrees in writing as a condition precedent to the transfer of shares to it to be bound by the terms and conditions of this Agreement as though it was a signatory to this Agreement.

16.3	No waiver of antecedent breach and no grant of time and indulgence shall prejudice any subsequent right to terminate this Agreement.

16.4	The termination shall not prejudice the right of the non-Defaulting Party against the Defaulting Party that may have accrued prior to the date of termination or expiration of this Agreement.

16.5	On the termination of this Agreement the Parties hereto shall refrain from any acts, indications, publicity or advertisements which may mislead any third party into the belief that the Parties hereto still maintain business relationships with each other with reference to JVC and neither Party hereto shall commit any act detrimental to the business or reputation of the other Party; also the Parties shall ensure that JVC shall not use the name of the outgoing shareholder in any manner either in publicity material or otherwise.

16.6	When this Agreement is terminated due to the circumstances set out in sub Article (f) of Article 14.1, if JVC is in existence, the non-Defaulting Party shall have the right to require the Defaulting Party including its Permitted Nominees to sell their entire shareholding in JVC to the non-Defaulting Party and Defaulting Party and/or its Permitted Nominees shall be obliged to sell their shares to non-Defaulting Party at a mutually agreed price, failing which at the fair price which shall determined in accordance with Article 5.3 of this Agreement.

In case the non-Defaulting Party has notified the Defaulting Party in writing that they or their Permitted Nominees do not wish to purchase the entire shareholding of the Defaulting Party including its Permitted Nominees, in the event, the Defaulting Party shall be entitled to sell all the share held by it/its Permitted Nominees to a third party at a price not less than the fair price referred to in Article 15.1, provided that such a third party is acceptable to non-Defaulting Party and agrees in writing as a condition precedent to the transfer of shares to it to be bound by the terms and conditions of this Agreement as though it was a signatory to this Agreement. Where this Agreement is terminated under the said sub Article, neither Party shall be entitled to claim compensation from the other Party for any damage which may be incurred.

ARTICLE 17. DAMAGES

17.1	In the event of breach of any obligation stipulated in this Agreement or the failure to duly fulfill an obligation in accordance with the provisions of this Agreement on the part of one Party, the defaulting Party shall be obliged to compensate the non-defaulting Party for the resultant damages incurred. Compensation for damages is to be paid in the currency of the non-defaulting Party.

17.2.	The assertion of a claim for damages shall not affect the right to terminate this Agreement in accordance with Article 14.1.

ARTICLE 18. FORCE MAJEURE

18.1	Each Party shall be released from the responsibility for the complete or partial non-fulfillment of an obligation arising from this Agreement, when such non-fulfillment results from an event of force majeure which occurs after signing of this Agreement and which the Party concerned could not have prevented by reasonable means.

18.2	Such events of force majeure shall include but are not limited to the following;

A ban on the export of products from a country or on importation into a country (embargo), government decrees or orders issued by state bodies, including amendments to the imperative state economic plans, natural disasters, strikes, lockouts, riots, war, etc.

18.3	In the event of any one of the stated circumstances occurring, the Party affected shall promptly provide the other Party with a written notification. This notification shall describe the events concerned and insofar as possible assess the effects of the events on fulfillment of the Party’s obligations under this Agreement and state the estimated date of its ability to fulfill these obligations.

18.4	Upon the request of the other Party, within a reasonable period the Party concerned shall forward a confirmation from the Chamber of Industry and Commerce in its country or from a comparable organization or any agency of government verifying that these circumstances do exist.

18.5	Upon cessation of the stated circumstances, the Party concerned shall promptly provide the other Party with a written notification to this effect. This notification must specify a period within which the Party expects to fulfill its obligation under this Agreement affected by such force majeure.

18.6	Should the Party concerned culpably fail to send the necessary notification, or fail to forward them in good time, it shall be obliged to compensate the other Party for the losses which are incurred as a result of the failure to send the notification or the delayed forwarding of the notifications.

18.7	In case of the event of force majeure occurring, fulfillment of the obligation of the Party concerned under this Agreement shall be postponed by the duration of these circumstances and their consequences. The Party shall, however, endeavor to expeditiously fulfill its obligations which were affected by such force majeure.

18.8	Should the circumstances of force majeure and their consequences continue for longer than 6 (six) months, thereby seriously impeding JVC’s activities, each Party shall be entitled to terminate this Agreement. In this case, neither of the Parties shall be entitled to claim compensation from the other Party for any damage which may be incurred due to the force majeure.

ARTICLE 19. APPLICABLE LAW, INTERPRETATION, AMENDMENT AND SUPPLEMENTATION OF THE AGREEMENT

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

The Parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non- contractual disputes or claims).

In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal, unenforceable or incomplete in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The vulnerable provision shall be replaced, amended or supplemented by such a provision which the Parties would have chosen so as to attain the intended economic objective of the Parties had they been aware of the vulnerability of the said provision.

Any amendments or supplements to this Agreement shall be effective and binding only when agreed between the Parties in writing and, where necessary, when the appurtenant licenses or registration certificates have been received from the state bodies.

ARTICLE 20. SETTLEMENT OF DISPUTES

The Parties shall endeavor to resolve by negotiation any difference of opinion and disputes which may arise from or in connection with this Agreement or with regard to the validity of this Agreement itself, in the course of operation of JVC.

If it proves impossible to settle disputes within 30 (thirty) days and legal proceedings appear unavoidable, such disputes are to be decided by a mediation and if not so settled, then by binding arbitration, without recourse to a general court of law.

The arbitration shall consist of three arbitrators. Each Party shall appoint one arbitrator and one shall be appointed by the court of arbitration. The chairman of the court of arbitration shall be decided by the three appointed arbitrators among themselves. In the event that the arbitrators or chairman of the arbitration court shall not be appointed, this chairman or these arbitrators shall be appointed by the court of arbitration.

The arbitration proceedings shall be conducted in accordance with the Rules of International Chamber of Commerce.

The cost of arbitration shall be decided by the Rules stated in Article herein; and the interpretation of this Agreement shall be in accordance with English law; the arbitration language shall be English.

ARTICLE 21. COMMUNICATION TO THE PARTIES.

Irrespective of whether this is expressly specified in each individual case, all communications which are necessary or permitted with regard to this Agreement and JVC are to be affected in writing, i.e. via letter, telex or telegram. These communications are to be forwarded to the following addresses;

NUUNLIMITED LIMITED

The Tower

Daltongate Business Centre

Ulverston, Cumbria LA12 7AJ

England

with a copy to (which shall not constitute notice)

Mark Roberts, Esq.

M J Roberts Associates

First Floor, Regency House

Kings Place

Buckhurst Hill

Essex IG9 5EB

England

HPIL HOLDING

2014 North Saginaw Road, Suite 117

Midland, Michigan 48640

USA

with a copy to (which shall not constitute notice)

John E. Lux, Esq.

Lux Law, pa

1629 K Street, Suite 300

Washington, DC 20006

Any change in the above addresses shall be communicated to other Parties in writing.

ARTICLE 22. MISCELLANEOUS

The official language of this Agreement is English.

All documents and other papers of importance which relate to JVC shall be drawn up in English language and shall be binding upon the Parties. Correspondence among JVC and the Parties in the course of daily business shall be conducted in the English language.

HPIL and NUL shall equally bear the costs incurred in the establishment, registration and organization of JVC, including consultation fees. JVC shall bear those costs which are directly related to its registration and organization and any consultation costs which directly concern JVC.

Further Assurances.

The Parties agree to execute such further assurances as are necessary to carry out this Agreement.

ARTICLE 23. ASSIGNMENT

The rights and obligations under this Agreement are personal and shall not be assignable by any Party without the prior written consent of the other Party which consent will not be unreasonably withheld. Notwithstanding anything to the contrary in this Agreement, either Party shall have the right to refuse permission to the other Party to assign this Agreement to a third party where the assignee is a competitor or is likely to be a competitor of the first Party or its Affiliates.

ARTICLE 24. HEADINGS

The headings of the sections of this Agreement have been inserted only to facilitate reference and shall not be taken as being of any significance whatsoever in the construction and interpretation thereof.

ARTICLE 25. MODIFICATIONS

This Agreement shall not be altered, modified or supplemented except with the prior written approval of the Parties hereto.

ARTICLE 26. WAIVER

The failure, with or without intent, of either Party to insist upon the performance (in strict conformity with the literal requirements) by the other Party of any term or stipulation of this Agreement, shall not be treated or deemed to constitute a modification of any terms or stipulations of this Agreement.

Nor shall such failure or election be deemed to constitute a waiver of the right of the other Party at any time whatsoever thereafter to insist upon performance by the other Party strictly in accordance with any terms or provisions hereof.

All terms, conditions and obligations under this Agreement shall remain in full force and effect at all times during the substances of this Agreement except where otherwise amended or modified by the Parties by mutual written agreement.

ARTICLE 27. INDEPENDENT PARTIES

The Parties shall act in all matter pertaining to this Agreement as independent parties and nothing contained herein shall constitute either Party as the agent or as the partner of the other Party and does not give either Party the power to represent the other Party hereto.

ARTICLE 28. REPRESENTATIONS AND AUTHORITY

Each Party represents and warrants that it is permitted by its respective corporate charter and incorporating documents to enter into this Agreement, and is not restrained, prevented or inhibited by any contract or arrangement to which it is a party from entering into this Agreement or undertaking the obligations herein contained.

Each signatory to this Agreement represents and warrants that he is duly authorized by the Party for and on whose behalf he is signing this Agreement to execute the same in a manner binding upon the said Party and that all corporate approvals and procedures necessary for vesting such authority in him have been duly obtained and complied with.

ARTICLE 29. COUNTER PARTS

This Agreement shall be executed simultaneously in two counter parts each of which shall be deemed to be an original but both together shall constitute one instrument.

ARTICLE 30. ADDITIONAL DOCUMENTS

Each Party hereto shall promptly execute and deliver such additional documents as are reasonably required by the other Party hereto for the purpose of implementing this Agreement, provided that such documents shall be consistent with the provisions hereof.

ARTICLE 31. ENTIRE AGREEMENT

This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes all communications, negotiations, commitments and writings prior to the date hereof pertaining to the subject matter of this Agreement.

ARTICLE 32. CONDITIONS PRECEDENT

This Agreement shall take effect only after all the following conditions precedent have been fully satisfied.

This Agreement has been executed by the Parties and the following approvals have been obtained;

(1.1)	Approvals required for effecting investments by the Parties in the capital of JVC.

(1.2)	Approvals required enabling JVC to undertake activities contemplated by this Agreement.

(1.3)	Agreement has been approved by a formal Board resolution of the Parties.

IN WITNESS HEREOF the Parties hereto have executed this Agreement on the day and year first hereinabove written.

HPIL HOLDING

By: /s/ Nitin Amersey

Chief Executive Officer

NUUNLIMITED LIMITED

By: /s/ Tim Sandford

Chief Executive Officer

NUUNLIMITED LIMITED

By: /s/ Paul Carter

Chief Financial Officer

TBC

Name: __________________________

Title:

Appendix 1.

License Agreement